Exhibit 10.26

(2010) shenyinhouzi #014

3.	Comprehensive Credit Line Contract

Grantee: NeoPhotonics (China) Co., Limited (hereunder referred to as Party A)

Residential address: NeoPhotonics Building, No.8, 12th South Keji Road, South Hi-Tech

                         Industry Park, Shenzhen

Post code: 518057

Telephone: 0755-26748267

Fax: 0755-26748363

Legal representative: Timothy Storrs Jenks

Bank and account number:

Grantor: Shenzhen Branch, CITIC Bank Corporation Limited (hereunder referred to as Party B)

Residential address: Ground Floor, CITIC Plaza, 1093 Mid Shennan Road, Shenzhen

Post code: 518031

Telephone: 0755-26073125

Fax: 0755-86211610

Legal representative/responsible person: Ning YAN

Place of contract signing: Shenzhen

Date of contract signing: October 15, 2010

This contract is entered into upon mutual agreement by Party A and Party B, pursuant to the relevant laws and regulations of the Laws of Commercial Bank of the People’s Republic of China and the Contract Laws of the People’s Republic of China, with the principle of integrity, equality and voluntariness.

Article I Definition

  The following terms have the following meaning under this contract unless otherwise specified:

  Comprehensive credit line – the credit provided by Party B to Party A includes one or more of the following types: RMB or foreign currency working capital loan, bank acceptance bill issuance, discounted bill, L/C issuance, packaged loan, import bill advance, export bill advance, letter of guarantee issuance and other approved business types by Party B.

  Comprehensive credit limit – the maximum amount of credit provided by Party B to Party A.

  Credit balance – the sum of principal arising from the use of comprehensive credit limit under this contract and not yet repaid. Where, bank acceptance bill issuance refers to the outstanding sum of the amount of bank bill issued under this contract, L/C issuance refers to the outstanding sum of the amount of L/C issued under this contract, letter of guarantee issuance refers to the sum of the outstanding amount of letter of guarantee issued under this contract.

Article II Comprehensive Credit Limit and Type

2.1	The comprehensive credit limit that Party A can apply for under this contract within the credit period is:

Currency RMB (in words) eighty millions, (in amount) 80,000,000.

2.2

The comprehensive credit limit under this contract can be used for one or more of the following business types: loans, bank acceptance bill, discounted bill, L/C issuance, packaged loan, import bill advance, export bill advance, letter of guarantee issuance or other approved types of credit business by Party B.

2.3

Specific business type, amount, period, usage etc of the application for the use of abovementioned comprehensive credit limit by Party A is subject to the agreement under the specific business contract signed by both parties. Party B hereby ascertains the corresponding obligation of loan granting agreed in the specific business contract signed by both parties herein.

Article III Use of the Comprehensive Credit Limit

3.1	The period for the use of the comprehensive credit limit under this contract is one year, from October 15, 2010 to October 15, 2011.

3.2	Party A may make one time or multiple written applications to Party B for the use of this comprehensive credit limit within the valid period and comprehensive credit limit agreed herein.

Credit type, period, amount etc should be specified on the written application when Party A applies for the use of comprehensive credit limit. For applications meeting credit conditions and agreements herein after verification, Party B shall sign with Party A the specific business contract or other legal documents approved by Party B.

3.3

The amount of credit balance used by Party A shall not exceed the comprehensive credit limit within any time of the credit period. Within the credit period of the comprehensive credit limit, Party B agrees to method (1) below for the amount of comprehensive credit limit repaid by Party A. Unused comprehensive credit balance within the credit period of the comprehensive credit limit will be cancelled automatically upon maturity of the credit period.

(1)

Revolving – for the comprehensive credit limit under Article II of this contract, for the amount repaid by Party A within the credit period of the abovementioned comprehensive credit limit, Party B shall resume the corresponding credit limit, and Party A may reuse within the credit period of the comprehensive credit limit.

(2)

Non-revolving - for the comprehensive credit limit under Article II of this contract, for the amount repaid by Party A within the credit period of the abovementioned comprehensive credit limit, Party B shall not resume the corresponding credit limit, and Party A may not reuse within the credit period of the comprehensive credit limit.

3.4

The expenses payable to Party B, the interest rate for discounted bills, the interest rate and exchange rate applicable to loan and import and export bill advance, arising from bank acceptance bill, letter of guarantee, international trade financing and other business transactions, should be specified on the specific business contract by both parties.

3.5	The specific business contract shall prevail in case of any discrepancies found between the specific business contract and this contract.

3.6

Party B shall sign a specific business contract with Party A and fulfill obligations accordingly, for applications of the use of credit limit by Party A that are in compliance with the credit condition and this contract after verification by Party B.

Article IV Representation and Warranties by Party A

4.1

Party A is a lawful Chinese legal entity or other type of organization established pursuant to laws of the People’s Republic of China, and possesses all the necessary civil rights and capacities for the signing and execution of this agreement, and is able to assume individual civil responsibilities, and has completed all legal approvals and authorizations internally and externally necessary for the signing of this agreement.

4.2	Party A warrants the use of credit limit in compliance with laws, regulations and agreements under this contract and specific business contract.

4.3

Party A warrants, in accordance with requests of Party B within the credit period, the submission of truthful financial statement and other documents reflecting business operation, and ascertains that documents, file, data and information provided are true, accurate, complete, legal and valid.

Article V Rights and Obligations of Party A

5.1

During the valid credit period of the comprehensive credit limit, Party B should be notified in writing at least thirty days in advance, any major changes relating to Party A’s business operation, including but not limited to share transfer, restructuring, merge, division, shareholding reform, joint venture, cooperation, association, contract leasing, changes in operating scope and registered paid in capital that have potential impact on Party B’s rights and interests, and implement the repayment obligation or early repayment of debts or provision of guarantee approved by Party B as agreed herein with a form of written consent from Party B.

5.2

Party A should notify Party B at least thirty days in advance and obtain written consent from Party B, in the event of discharging major asset or the entire or major part of the operating income with means of transfer, lease or provision of guarantee for debts outside of this contract etc.

5.3

Party A should notify Party B in writing three days from the date of occurrence of the abovementioned matters or possible date of occurrence, any events that may have adverse impact on the debt execution under this agreement, including but not limited to litigation, arbitration, criminal prosecution, administrative penalty, stoppage of business, stoppage of production, dissolution, being announced bankruptcy, business license being suspended, revoked, deteriorating financial situation etc

5.4

Party A should provide new guarantee approved by Party B when the guarantor is encountering situations including but not limited to stoppage of business, stoppage of production, being announced bankruptcy, dissolution, business license being suspended, revoked and losses from operation etc, resulting in the entire or partial loss of guarantee capacity for the loan, or decrease in the value of the collateral, pledged asset or pledged rights under this agreement.

5.5	Party A may not transfer all or part of the debts under this contract to a third party without written consent from Party B.

5.6

Party A warrants the on time repayment of principal, interest expense and related expenses. Party B is entitled to deduct any outstanding amount falling due under this contract or specific business contract, without prior consent from Party A, including but not limited to loan principal, interest expense, penalty interest and other related expenses, from any bank accounts set up by Party A at Party B’s bank or associated branches. Where, the currency of the bank account differs from the currency of the transaction, when Party B makes automatic deduction in accordance with this contract and specific business contract, the amount should be converted using the exchange rate on the date of settlement published by Party B.

5.7

During the valid period of the comprehensive credit limit, Party B should be notified within seven days in writing, upon changes of Party A’s name of legal person, legal representative, person in charge of the project, residential address, telephone, fax etc.

Article VI Rights and Obligations of Party B

6.1

Party B is entitled to the decision on the signing of specific business contract with Party A based on related management regulation and credit approval procedure of CITIC Bank, as well as to checking and monitoring at any time on the implementation status of each specific business contract.

6.2

Party B shall sign a specific business contract with Party A and fulfill obligations accordingly, for applications of the use of credit limit by Party A that are in compliance with the credit condition and this contract after verification by Party B.

6.3

Any non-exercise or delay in exercise of any entitlements of Party B as agreed under this contract or specific business contract shall not constitute waiver of the rights and interests, and shall not impede Party B’s exercise of the right at any time.

6.4	Party B has the obligation to keep confidential all file, document and information provided by Party A, except for disclosure allowed by laws and regulations.

Article VII Guarantee

7.1	To secure the repayment of debts arising from this contract, the following / method of guarantee is adopted:

(1)	Guarantor / signed number / Maximum Amount of Guarantee Contract with Party B.

(2)	Pledgor / signed number / Maximum Amount of Pledged Contract with Party B.

(3)	Other type of guarantee /

7.2	Party B is entitled to request Party A for the provision of other guarantee in addition to this one, upon the signing of specific business contract under this contract.

Article VIII Responsibilities for Breach of Contract

8.1	Both Parties should strictly fulfill the agreements under this contract and specific business contract. Any party in breach of or with incomplete fulfillment of any of the agreement should be held accountable for corresponding default penalty and liable for indemnification of resulting losses to the other party.

8.2	During the course of the performance of the contract, the occurrence of any of the following circumstances shall constitute a default on Party A:

8.2.1	During the valid period of the contract, Party A explicitly expresses or expresses in action its inability or failure to fulfill the obligations under the contract or specific business contract.

8.2.2	Party A fails to fulfill any of the obligations agreed under this contract

8.2.3	Relevant documents provided by Party A and representation and warranties under Article IV of this contract, are verified to be untrue, inaccurate, incomplete or deliberately misleading

8.2.4	Party A stops the repayment of the debt falling due, or is unable or indicates its inability to repay the debt.

8.2.5

Party A’s stoppage of business, stoppage of production, being announced bankruptcy, dissolution, business license being suspended, revoked or any litigation, arbitration or civil and administrative penalty having adverse consequences on Party A’s operation or financial condition, that Party B believes may or may have already influenced or with detrimental effect to Party B’s rights and interests under this contract.

8.2.6

Changes in Party A’s residential address, operating scope, legal representative and other business registration matters or significant external investment that have major influence or threat on the realization of Party B’s claims.

8.2.7

Party A has significant financial losses, property damage or property damage resulting from external guarantee or other financial crisis that may or may have already influenced or with detrimental effect to Party B’s rights and interests under this contract.

8.2.8	Voluntary change of credit usage by Party A.

8.2.9

Major crisis in Party A’s controlling shareholders or other related companies’ operating or financial condition, or the occurrence of significant related party transaction between Party A’s controlling shareholders and other related companies that are of detrimental effect to normal operation of Party A.

8.2.10

Party A’s senior management is suspected of major corruption, bribery, fraud or illegal business operation that Party B believes to may or may have already influenced Party B’s rights and interests under this contract.

8.2.11	Party A’s default on other debtors that influence the realization of Party B’s rights and interests and interest.

8.2.12

Party A fails to provide new guarantee approved by Party B, where Party A’s guarantor is in violation of agreed terms under the guarantee contract or there is occurrence of default under the guarantee contract.

8.2.13

Party A fails to provide new guarantee approved by Party B, in the event of the occurrence of seizure, detention, loss, stopped payment or being adopted other forcibly measure, dispute over the rights and interests, experience or possible experience of infringement from any third party, the safety and soundness condition have or may experience adverse impact and other situations, for the collateral or pledged asset under this contract.

8.2.14	The occurrence of other matters that jeopardize and damage or may jeopardize and damage Party B’s rights and interest.

8.3	In the event of the situations in Article 8.2 mentioned above, Party B is entitled to one or more of the following measures with no objection from Party A:

8.3.1	The adjustment, cancellation or termination of the comprehensive credit limit under this contract, or the adjustment on the valid period of the credit limit.

8.3.2

Stop the granting of comprehensive credit limit under the contract, announce the immediate maturity of all or part of the debt of Party A under the contract, and request for the immediate repayment of all or part of the credit limit used.

8.3.3	Request for additional guarantee provided by Party A, or other measures to ensure the legitimate rights and interests or Party B are not infringed.

8.3.4	Entitlement to the exercise of guarantee rights.

8.3.5

In accordance with terms of the contract, Party B is entitled to deduct amount for the repayment of all the debts (including the early settlement of debt called upon by Party B) under this contract and each specific business contract, without prior consent from Party A, from any bank accounts set up by Party A at Party B’s bank or associated branches.

8.4

Party A bears all the expenses arising from Party B’s realization of the claims (including but not limited to litigation cost, travel expense, lawyer fee, property preservation fee, notary expense, certification expense, translation expense, appraisal and auction expense etc).

Article IX Validity, Modification and Rescission

9.1

This contract shall take effect after signature (signature or seal) by Party A’s legal representative or authorized agent and Party B’s legal representative or responsible persons or authorized agent and affixing company seal or contract seal

9.2

After the contract comes into force, neither party is permitted to modify or rescind this contract. Where modification or rescission is required, both parties shall reach unanimity through consultations and enter into a written agreement.

Article X Dispute Resolution

10.1

All disputes arising from and related to this contract should be resolved through friendly consultations. In the case that an agreement cannot be reached, both parties agree on the following method   (2)   for resolution:

(1)	Apply for arbitration at / Arbitration Committee

(2)	File a litigation claim at the People’s Court of the residential address of Party B.

Article XI Supplementary Provision

11.1

Any notification and other type of communication by Party B to Party A sent via telex, telegraph, fax are deemed to have been served upon sending, postal letters are deemed to have been served three days from the date of posting.

11.2	Other matters agreed by both parties:

30% deposit is required for bank acceptance bill
/	.

Terms and conditions in the specific business contract shall prevail for agreements specified on the specific business contract.

11.3

The parties hereto may revise through negotiation matters not mentioned herein and set out those additional terms and conditions as appendix. Any appendix, modification or supplementation to this contract should form an inseparable constituent part of the agreement and have the same legal effect as this contract.

11.4	This agreement is in duplicate, one copy kept by each party, and shall be binding on both parties.

11.5

Party B has taken reasonable measures to draw Party A’s attention to the exclusion or restrictive articles under this agreement, and provide full explanation of relevant articles, both parties have no disagreement towards the understanding of any of the articles herein.

Party A (company seal or contract seal)	Party B (company seal or contract seal)

Legal representative (or authorized person)	Legal representative/Responsible person (or authorized person)

Supplementary agreement

Party A: NeoPhotonics (China) Co., Limited

Party B: Shenzhen Branch, CITIC Bank Corporation Limited

Upon mutual agreement, both parties have reached the below supplementary agreement to the Comprehensive Credit Line Contract signed on October 15, 2010, contract number (2010) Shenyinhouzongzi #014:

(1)

Both parties hereby ascertain Article I – Credit Balance in the Comprehensive Credit Line Contract refers to the total amount of outstanding principal and interest, incurred but not yet settled from application of the use of comprehensive credit limit under the loan contract. Where, the credit balance under the bank acceptance bill refers to the sum of the bank acceptance bill balance issued in accordance with this contract but not yet paid by Party B, deducting the sum of security deposit for the bank acceptance bills. The credit balance under L/C refers to the sum of the L/C issued in accordance with this contract but not yet paid by Party B, deducting the sum of security deposit for the letters of credit. The credit balance under letter of guarantee refers to the sum of the bank guarantee issued in accordance with this contract but not yet paid by Party B, deducting the sum of security deposit for the letters of guarantee.

(2)	Both parties agree to exposure management, therefore voiding Article 3.3 in the Comprehensive Credit Line Contract.

(3)	This agreement shall prevail in case of any discrepancies for Article I between this supplementary agreement and the Comprehensive Credit Line Contract.

(4)	This agreement is a supplementary agreement to the Comprehensive Credit Line Contract, and shall have the same legal effect.

(5)	This contract is in duplicate, Party A holds one copy and Party B holds one copy, all having the same effect.

Party A (seal)	Party B (seal)

Legal representative or authorized agent (seal)	Legal representative or authorized agent (seal)

Date: October 15, 2010	Date: October 15, 2010